Exhibit 99.1

Contacts:	Kristin Southey
Senior Vice President, Investor Relations
(310) 255-2635
ksouthey@activision.com

Maryanne Lataif
Senior Vice President, Corporate Communications
(310) 255-2704
mlataif@activision.com

FOR IMMEDIATE RELEASE

ACTIVISION BLIZZARD ANNOUNCES BETTER-THAN-EXPECTED

THIRD QUARTER CY 2009 FINANCIAL RESULTS

— Company Calendar Year Financial Outlook Remains Unchanged —

Santa Monica, CA — November 5, 2009 — Activision Blizzard, Inc. (Nasdaq: ATVI) today announced better-than-expected financial results for the third quarter 2009.

For the quarter ended September 30, 2009, Activision Blizzard’s GAAP net revenues were $703 million, as compared to the company’s prior GAAP net revenue outlook of $680 million.  On a non-GAAP basis, the company’s net revenues were $755 million, as compared with its prior non-GAAP net revenues outlook of $700 million.

For the quarter ended September 30, 2009, Activision Blizzard’s GAAP earnings per diluted share were $0.01, as compared to its prior GAAP loss per diluted share outlook of $0.03.  On a non-GAAP basis, the company’s earnings per diluted share were $0.04, as compared to its prior non-GAAP earnings per diluted share outlook of $0.03.

The company reports results on both a GAAP and a non-GAAP basis.  Please refer to the tables at the back of this press release for a reconciliation of the company’s GAAP and non-GAAP results.

Robert Kotick, CEO of Activision Blizzard, stated, “Our performance was driven by positive audience response to Activision Publishing’s Guitar Hero 5™, Marvel™: Ultimate Alliance 2, and the Guitar Hero®  and Call of Duty® franchises, as well as Blizzard Entertainment®’s World of Warcraft®.  Year to date through September 30, the Guitar Hero franchise was the #1 best-selling third-party franchise in North America and Europe.  For the month of September, sales of music games in the U.S. increased

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Activision Blizzard Announces Q3 2009 Results

72% in dollars year over year, which demonstrates the sustained interest in this new and important game category.  During the quarter, we continued to see strong sales for Call of Duty World at War™ and associated map packs, which year to date have sold more than seven and half million units. Despite a challenging overall software market, the company grew its quarterly U.S. share by 3.1 points over the previous year to 13.3%.  This success is the result of our focus on delivering the highest game quality and the best entertainment experiences possible for our consumers.”

Kotick continued, “We believe we have the industry’s strongest holiday release schedule which includes Bakugan Battle Brawlers™, Band Hero, Infinity Ward’s Call of Duty: Modern Warfare® 2, DJ Hero and Tony Hawk®: RIDE™.   We are committed to making great games and our fall releases deliver against this more than ever before.  As of today, our calendar 2009 financial outlook remains unchanged, and we still expect to deliver record non-GAAP operating margins based on the strength of the Call of Duty franchise and high consumer anticipation for Modern Warfare 2, which we project could be the largest entertainment launch of the year.  Even though there is a great deal of economic uncertainty in the marketplace and the consumer risks around the holiday season are high, we believe that our strong balance sheet and solid cash position, coupled with our leading franchises, operational capabilities and broad global reach will enable us to take advantage of the long-term opportunities afforded by our industry.”

Business Highlights

For the third quarter, Activision Blizzard increased its U.S. and European share 1.2 points over the previous year across all platforms to 12.3% and had two of the top-10 best-selling titles in the U.S., Guitar Hero 5 and Guitar Hero World Tour™, according to the NPD Group (U.S. data) and Charttrack and Gfk (European data).

For the first nine months of the calendar year, with Guitar Hero World Tour and Call of Duty: World at War respectively, Activision Blizzard had the #1 and #2 best-selling third-party titles in North America, according to the NPD Group and in Europe, according to Charttrack and Gfk.  Additionally, year to date, the company grew its U.S. share of the music/dance category 5 points over the previous year to 51%, according to the NPD Group.

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Other highlights are as follows:

•                  For the quarter, Activision Blizzard had two of the top-10 best selling franchises in the U.S. with Guitar Hero ® and Call of Duty, according to the NPD Group.

•                  During the quarter, Guitar Hero was the #1 third-party console and  handheld franchise in Europe, according to Charttrack and Gfk.

•                  For the first nine months of the calendar year, Blizzard Entertainment had three of the top-five bestselling PC games in units in North America, according to the NPD Group, and four of the top-10 bestselling PC games in units between North America and Europe combined, according to the NPD Group,  Charttrack, and Gfk.

•                  For the first nine months of the calendar year, Guitar Hero was the #1 third-party console and handheld franchise and Call of Duty was the #2 third-party franchise, in North America, according to the NPD Group, and in Europe, according to Charttrack and Gfk.

•                  For the first nine months of the calendar year, sales of the Guitar Hero franchise for the Xbox 360™ and PLAYSTATION® 3 increased on a combined basis 20% year over year in the U.S. according to the NPD Group, and Europe, according to Charttrack and Gfk.

•                  On September 19, 2009, Blizzard Entertainment’s massively multiplayer online role-playing game (MMORPG) World of Warcraft was relaunched in China.

•                  As of September 30, 2009, Activision Blizzard had purchased $960 million, or approximately 89 million shares, of common stock at an average price of $10.81, under its stock repurchase program since the program’s inception in November 2008.

Additionally, on September 16, Activision Blizzard announced that George L. Rose was appointed to the newly created position of Executive Vice President and Chief Public Policy Officer. The company also announced that Christopher B. Walther, Procter & Gamble’s general counsel for Western Europe, has been named to succeed Mr. Rose as the company’s Chief Legal Officer.

Company Outlook

During the fourth quarter of calendar year 2009, Activision Publishing plans to release five holiday titles.   Bakugan Battle Brawlers is one of the most anticipated kids

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titles of the year and leverages the tremendous popularity of the award-winning toy line and television show.   DJ Hero introduces an innovative turntable controller and expands Guitar Hero’s signature social gaming with the debut of new music genres including hip-hop, R&B, Motown, electronica and dance.  Band Hero delivers an exciting music collection featuring top-40 hits designed to appeal to broad family audiences.

In November, Activision Publishing plans to release Infinity Ward’s highly anticipated first-person action game Call of Duty: Modern Warfare 2 globally.  The company expects the title will be one of the top entertainment properties of the holiday season and pre-orders for the game are higher than for any previous Activision title.  The company also plans to release Tony Hawk: Ride in the U.S., U.K. and Germany.  The game features an innovative skateboard controller that lets consumers experience the thrill of skating in an entirely new way.

Activision Blizzard’s outlook is subject to significant risks and uncertainties including declines in demand for its products, fluctuations in foreign exchange and tax rates, counterparty risks relating to customers, licensees, licensors and manufacturers and risks relating to the ongoing ability of Blizzard’s licensee, NetEase.com, Inc., to operate World of Warcraft in China on a paying basis without interruption.

The company’s outlook is also based on assumptions about sell through rates for its products, and the launch timing, success and pricing of its new slate of products.  Current macroeconomic conditions increase those risks and uncertainties.  As a result of these and other factors, actual results may deviate materially from the outlook presented below.

As of today, for calendar year 2009, Activision Blizzard’s financial outlook remains unchanged.  The company expects to deliver GAAP net revenues of $4.05 billion and GAAP earnings per diluted share of $0.26.  On a non-GAAP basis, the company expects net revenues of $4.5 billion and non-GAAP earnings per diluted share of $0.63.

For the fourth quarter, Activision Blizzard expects to deliver GAAP net revenues of $1.33 billion and GAAP loss per share of $0.04. On a non-GAAP basis, the company expects net revenues of $2.22 billion and $0.43 earnings per diluted share for the fourth quarter.

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Conference Call

Today at 4:30 p.m. EST, Activision Blizzard’s management will host a conference call and Webcast to discuss the company’s results for the quarter ended September 30, 2009 and management’s outlook for the remainder of the calendar year. The company welcomes all members of the financial and media communities and other interested parties to visit the “Investor Relations” area of www.activisionblizzard.com to listen to the conference call and view a brief supporting slide presentation via live Webcast or to listen to the call live by dialing into 800-327-5138 in the U.S. with passcode 1549879.

Non-GAAP Financial Measures

Activision Blizzard provides net revenues, net income (loss), earnings (loss) per share and operating margin data and guidance both including (in accordance with GAAP) and excluding (non-GAAP): the impact of the change in deferred net revenues and related cost of sales with respect to certain of the company’s online-enabled games; expenses related to share-based payments; Activision Blizzard’s non-core exit operations (which are the operating results of products and operations of the historical Vivendi Games, Inc. businesses that the company has exited or substantially wound down); one-time costs related to the business combination between Activision, Inc. and Vivendi Games, Inc. (including transaction costs, integration costs, and restructuring activities); the amortization of intangibles and the associated changes in cost of sales resulting from purchase price accounting adjustments from the business combination; and the associated tax benefits.

As online functionality becomes a more important component of gameplay, certain of the company’s online-enabled games for certain platforms contain a more-than-inconsequential separate service deliverable in addition to the product, and the company’s performance obligations for these games extend beyond the sale of the games. Vendor-specific objective evidence of fair value does not exist for the online services, as the company does not separately charge for this component of online-enabled games. As a result, the company recognizes all of the revenues from the sale of these games ratably over the estimated service period. In addition, the company defers the cost of sales of these titles to match revenues.

Revenue related to the sale of Blizzard Entertainment’s World of Warcraft boxed software, including the sale of expansion packs and other ancillary revenues, is deferred

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and recognized ratably over the estimated subscription life beginning upon activation of the software and delivery of the services.

As a consequence, the company’s non-GAAP results exclude the impact of the change in deferred net revenues and related cost of sales associated with certain of the company’s online-enabled games for certain of the Microsoft, Sony, Nintendo and PC platforms and for World of Warcraft boxed software, including the sale of expansion packs and other ancillary revenues, to provide comparable year-over-year performance.

Management believes that the use of non-GAAP measures that eliminate the impact of the change in deferred net revenues and related cost of sales in its operating results is important when evaluating Activision Blizzard’s operating performance, and when planning, forecasting and analyzing future periods.

Management also believes that non-GAAP measures that exclude Activision Blizzard’s non-core exit operations, one-time costs related to the business combination between Activision, Inc. and Vivendi Games, Inc. (including transaction costs, integration costs, and restructuring activities), the amortization of intangibles and the associated changes in cost of sales resulting from purchase price accounting adjustments from the business combination, provide a better comparison to prior periods in which Activision, Inc. and Vivendi Games, Inc. were operating as stand-alone companies, and that the resulting effects arising from the business combination do not affect the on-going economics of the combined entity.

Management also believes that excluding expenses related to share-based payments provides more comparable operating performance results. Management believes that the presentation of these non-GAAP financial measures provides investors with additional useful information to measure Activision Blizzard’s financial and operating performance because they facilitate comparison of operating performance between periods and help investors to better understand the operating results of Activision Blizzard. Internally, management uses these non-GAAP financial measures in assessing the company’s operating results, as well as in planning and forecasting.

Activision Blizzard recognizes that there are limitations associated with the use of these non-GAAP financial measures as they do not reflect net revenues, net income (loss), earnings (loss) per share and operating margin as determined in accordance with GAAP, and this may reduce comparability with other companies that calculate similar non-GAAP measures differently.  Management compensates for the limitations resulting from the exclusion of these items by considering the impact of these items separately and by considering Activision Blizzard’s GAAP as well as non-GAAP results

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and outlook and, in this release, by presenting the most comparable GAAP measures directly ahead of non-GAAP measures, and by providing a reconciliation that indicates and describes the adjustments made.

Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.

Activision Blizzard’s non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles, and the terms non-GAAP net revenues, non-GAAP net income, non-GAAP earnings per share, and non-GAAP operating margin do not have a standardized meaning. Therefore, other companies may use the same or similarly named measures, but exclude different items, which may not provide investors a comparable view of Activision Blizzard’s performance in relation to other companies.

Comparable-Basis Presentation by Segment — Non-GAAP Comparable Measures

On July 9, 2008, the business combination between Activision, Inc. and Vivendi Games, Inc. was consummated.  As a result of the consummation of the business combination, Activision, Inc. was renamed Activision Blizzard, Inc.

For accounting purposes, because the business combination resulted in Vivendi S.A. obtaining control of Activision, Inc. through the acquisition of a majority of common stock of Activision, Inc., the business combination is treated as a “reverse acquisition,” with Vivendi Games, Inc. deemed to be the accounting acquirer.  As a result, the historical financial statements of Activision Blizzard prior to July 10, 2008 are those of Vivendi Games, Inc. and the results of Activision, Inc.  prior to July 10, 2008 are not included as part of Activision Blizzard’s historical financial statements.

As one means of analyzing Activision Blizzard’s performance, the company presents data that combines: (1) the company’s results after July 9, 2008, (2) Vivendi Games, Inc.’s results prior to July 10, 2008 and (3) Activision, Inc.’s results prior to July 10, 2008.  Management uses information prepared on this comparable basis internally to compare results and believes that this presentation provides investors with additional useful information to understand the company’s performance on a year-over-year comparable basis.  However, the data is not presented in accordance with GAAP and is not presented in accordance with Article 11 of Regulation S-X relating to pro forma financial statements.

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The non-GAAP information presented should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.

The following data is presented in the attachments to this press release:

•                  Non-GAAP Comparable Basis Segment Net Revenues for the three and nine months ended  September 30, 2009 and 2008

•                  Non-GAAP Comparable Basis Segment Operating Income (Loss) for the three  and nine months ended September 30, 2009 and 2008

In conjunction with the business combination, Activision Blizzard changed the manner in which senior management assesses the operating performance of, and allocates resources to, its operating segments.  As a result, the company now operates in three segments:

i.                  Activision Publishing (“Activision”) —  publishes interactive entertainment software and peripherals, which includes the Activision business conducted by Activision, Inc. prior to the business combination and certain studios, assets, and titles previously included in Vivendi Games Inc.’s “Sierra Entertainment” operating segment prior to the business combination;

ii.               Blizzard —  Blizzard Entertainment, Inc. and its subsidiaries (“Blizzard”) — publishes traditional games and online subscription-based games in the MMORPG category; and

iii.            Activision Blizzard Distribution (“Distribution”) —  distribution of interactive entertainment software and hardware products.

With respect to periods prior to July 10, 2008, results for historical Activision, Inc. are reported in the Activision and Distribution segments. Prior to July 1, 2009, Activision Blizzard also presented a fourth segment, representing its non-core exit operations.  These operations are now insignificant and no longer are presented as a separate operating segment.  Therefore, all prior period segment information has been reclassified to conform to the current period’s presentation.

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About Activision Blizzard

Headquartered in Santa Monica, California, Activision Blizzard, Inc. is a worldwide online, PC, console and handheld game publisher with leading market positions across every major category of the rapidly growing interactive entertainment software industry.

Activision Blizzard maintains operations in the U.S., Canada, the United Kingdom, France, Germany, Ireland, Italy, Sweden, Spain, Norway, Denmark, the Netherlands, Australia, Russia, South Korea, China, and the region of Taiwan.  More information about Activision Blizzard and its products can be found on the company’s website, www.activisionblizzard.com.

Cautionary Note Regarding Forward-looking Statements:  Information in this press release that involves Activision Blizzard’s expectations, plans, intentions or strategies regarding the future, including statements under the heading “Company Outlook,” are forward-looking statements that are not facts and involve a number of risks and uncertainties.    Activision Blizzard generally uses words such as “outlook,” “will,” “remains,” “to be,” “plans,” “believes,” “may,” “expects,” “intends,” and similar expressions to identify forward-looking statements.  Factors that could cause Activision Blizzard’s actual future results to differ materially from those expressed in the forward-looking statements set forth in this release include, but are not limited to, sales levels of Activision Blizzard’s titles, shifts in consumer spending trends, the impact of the current macroeconomic environment, the seasonal and cyclical nature of the interactive game market, any further difficulties related to World of Warcraft in China, Activision Blizzard’s ability to predict consumer preferences among competing hardware platforms, declines in software pricing, product returns and price protection, product delays, retail acceptance of Activision Blizzard’s products, adoption rate and availability of new hardware (including peripherals) and related software, industry competition, rapid changes in technology, industry standards and consumer preferences, protection of proprietary rights, litigation against Activision Blizzard, maintenance of relationships with key personnel, customers, licensees, licensors, vendors, and third-party developers, counterparty risks relating to customers, licensees, licensors and manufacturers, domestic and international economic, financial and political conditions and policies, foreign exchange rates and tax rates, integration of recent acquisitions and the identification of suitable future acquisition opportunities, and the other  factors  identified in the risk factors sections of Activision Blizzard’s annual report on Form 10-K for the year ended December 31, 2008 and subsequent filed quarterly reports on Form 10-Q.   The forward-looking statements in this release are based upon information available to Activision Blizzard as of the date of this release, and Activision Blizzard assumes no obligation to update any such forward-looking statements.  Forward-looking statements believed to be true when made may ultimately prove to be incorrect.  These statements are not guarantees of the future performance of Activision Blizzard and are subject to risks, uncertainties and other factors, some of which are beyond its control and may cause actual results to differ materially from current expectations.

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(Tables to Follow)

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ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Amounts in millions, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2009	2008 (1)	2009	2008 (1)

Net revenues:
Product sales	$411	$413	$1,848	$553
Subscription, licensing and other revenues	292	298	874	834

Total net revenues	703	711	2,722	1,387

Costs and expenses:
Cost of sales - product costs	185	279	762	350
Cost of sales - software royalties and amortization	54	50	212	88
Cost of sales - intellectual property licenses	45	36	163	45
Cost of sales - massively multi-player online role playing game (“MMORPG”)	55	43	158	123
Product development	122	200	362	414
Sales and marketing	128	142	329	220
General and administrative	106	94	301	172
Restructuring	(1)	61	29	61

Total costs and expenses	694	905	2,316	1,473
Operating income (loss)	9	(194)	406	(86)
Investment and other income, net	11	24	21	28
Income (loss) before income tax provision (benefit)	20	(170)	427	(58)
Income tax provision (benefit)	5	(62)	28	(22)

Net income (loss)	$15	$(108)	$399	$(36)

Basic earnings (loss) per common share	$0.01	$(0.08)	$0.31	$(0.04)
Weighted average common shares outstanding	1,271	1,271	1,289	816

Diluted earnings (loss) per common share	$0.01	$(0.08)	$0.30	$(0.04)
Weighted average common shares outstanding assuming dilution	1,297	1,271	1,320	816

(1) On July 9, 2008, a business combination (the “Business Combination”) by and among Activision, Inc., Sego Merger Corporation, a wholly-owned subsidiary of Activision, Inc., Vivendi S.A. (“Vivendi”), VGAC LLC, a wholly-owned subsidiary of Vivendi (“VGAC”), and Vivendi Games, Inc., a wholly-owned subsidiary of VGAC (“Vivendi Games” or “VG”), was consummated.  As a result of the consummation of the Business Combination, Activision, Inc. was renamed Activision Blizzard, Inc.

For accounting purposes, because the Business Combination resulted in Vivendi obtaining control of Activision, Inc. through the acquisition of a majority of common stock of Activision, Inc., the Business Combination is treated as a “reverse acquisition,” with Vivendi Games deemed to be the acquirer.  As a result, (i) the historical financial statements of the company prior to July 10, 2008 are those of Vivendi Games, Inc. and (ii) the results of Activision, Inc. prior to July 10, 2008 are not included as part of the company’s historical financial statements.

Further, earnings (loss) per share for periods prior to the Business Combination are retrospectively adjusted to reflect the number of equivalent shares received by Vivendi, former parent of Vivendi Games, Inc.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Amounts in millions)

	September 30,	December 31,
	2009	2008 (2)
ASSETS
Current assets:
Cash and cash equivalents	$2,360	$2,958
Short-term investments	361	44
Accounts receivable, net	228	974
Inventories	351	262
Software development	253	235
Intellectual property licenses	65	35
Deferred income taxes, net	727	536
Intangible assets, net	1	14
Other current assets	162	201
Total current assets	4,508	5,259
Long-term investments	22	78
Software development	15	1
Intellectual property licenses	—	5
Property and equipment, net	133	149
Other assets	12	30
Intangible assets, net	1,168	1,283
Tradmark and trade names	433	433
Goodwill	7,161	7,227
Total assets	$13,452	$14,465

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$282	$319
Deferred revenues	471	923
Accrued expenses and other liabilities	532	842
Total current liabilities	1,285	2,084
Deferred income taxes, net	685	615
Other liabilities	190	239
Total liabilities	2,160	2,938

Shareholders’ equity:
Common stock	—	—
Additional paid-in capital	12,332	12,170
Treasury stock	(960)	(126)
Accumulated deficit	(75)	(474)
Accumulated other comprehensive loss	(5)	(43)
Total shareholders’ equity	11,292	11,527
Total liabilities and shareholders’ equity	$13,452	$14,465

(2) The prior year condensed consolidated balance sheet has been adjusted to reflect correction of an immaterial error related to the elimination of intercompany receivables and payables.  The adjustment reduced accounts receivable and accounts payable in the December 31, 2008 condensed consolidated balance sheet by approximately $236 million, and had no impact on Net Income, Earnings per Share, working capital or Net Cash Flow.  This correction will be made upon filing of our report on Form 10-Q for the quarterly period ended September 30, 2009.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME

(Amounts in millions, except earnings (loss) per share data)

Three Months ended September 30, 2009		Net Revenues	Cost of Sales - Product Costs	Cost of Sales - Software Royalties and Amortization	Cost of Sales - Intellectual Property Licenses	Cost of Sales - MMORPG	Product Development	Sales and Marketing	General and Administrative	Restructuring	Total Costs and Expenses
GAAP Measurement		$703	$185	$54	$45	$55	$122	$128	$106	$(1)	$694
Less: Net effect from deferral in net revenues and related cost of sales	(a)	52	20	31	5	—	—	5	—	—	61
Less: Stock-based compensation (including purchase price accounting related adjustments)	(b)	—	—	(3)	—	—	(11)	(2)	(20)	—	(36)
Less: One time costs related to the Business Combination, integration and restructuring	(d)	—	—	—	—	—	—	—	(7)	1	(6)
Less: Amortization of intangible assets and purchase price accounting related adjustments	(e)	—	(1)	(8)	(24)	—	—	—	—	—	(33)
Non-GAAP Measurement		$755	$204	$74	$26	$55	$111	$131	$79	$—	$680

Three Months ended September 30, 2009		Operating Income (Loss)	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement		$9	$15	$0.01	$0.01
Less: Net effect from deferral in net revenues and related cost of sales	(a)	(9)	5	—	—
Less: Stock-based compensation (including purchase price accounting related adjustments)	(b)	36	23	0.02	0.02
Less: One time costs related to the Business Combination, integration and restructuring	(d)	6	3	—	—
Less: Amortization of intangible assets and purchase price accounting related adjustments	(e)	33	9	0.01	0.01
Non-GAAP Measurement		$75	$55	$0.04	$0.04

Three Months ended September 30, 2008		Net Revenues	Cost of Sales - Product Costs	Cost of Sales - Software Royalties and Amortization	Cost of Sales - Intellectual Property Licenses	Cost of Sales - MMORPG	Product Development	Sales and Marketing	General and Administrative	Restructuring	Total Costs and Expenses
GAAP Measurement		$711	$279	$50	$36	$43	$200	$142	$94	$61	$905
Less: Net effect from deferral in net revenues and related cost of sales	(a)	12	—	—	—	—	—	—	—	—	—
Less: Stock-based compensation (including purchase price accounting related adjustments)	(b)	—	—	—	—	—	(7)	(4)	(15)	—	(26)
Less: Results of Activision Blizzard’s non-core exit operations	(c)	(6)	(1)	(1)	—	—	(91)	(12)	(11)	—	(116)
Less: One time costs related to the Business Combination, integration and restructuring	(d)	—	—	—	—	—	—	—	(17)	(61)	(78)
Less: Amortization of intangible assets and purchase price accounting related adjustments	(e)	—	(8)	(24)	(22)	—	—	(35)	(1)	—	(90)
Non-GAAP Measurement		$717	$270	$25	$14	$43	$102	$91	$50	$—	$595

Three Months ended September 30, 2008		Operating Income (Loss)	Net Income (Loss)	Basic Earnings (Loss) per Share	Diluted Earnings (Loss) per Share
GAAP Measurement		$(194)	$(108)	$(0.08)	$(0.08)
Less: Net effect from deferral in net revenues and related cost of sales	(a)	12	7	0.01	0.01
Less: Stock-based compensation (including purchase price accounting related adjustments)	(b)	26	16	0.01	0.01
Less: Results of Activision Blizzard’s non-core exit operations	(c)	110	67	0.05	0.05
Less: One time costs related to the Business Combination, integration and restructuring	(d)	78	56	0.04	0.04
Less: Amortization of intangible assets and purchase price accounting related adjustments	(e)	90	54	0.04	0.04
Non-GAAP Measurement		$122	$92	$0.07	$0.07

(a) Reflects the net change in deferred net revenues and related cost of sales.

(b) Includes expense related to stock-based compensation.

(c) Reflects the results of products and operations from the historical Vivendi Games businesses that the Company has exited, divested or wound down.

(d) Reflects one-time costs related to the Business Combination with Vivendi Games (including transaction costs, integration costs and restructuring activities). Restructuring activities includes severance costs, facility exit costs and balance sheet write down and exit costs from the cancellation of projects.

(e) Reflects amortization of intangible assets, and the change in the fair value of assets and liabilities from purchase price accounting related adjustments.

The per share adjustments are presented as calculated, and the GAAP and non-GAAP earnings (loss) per share information is also presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION

For the Three Months and Nine Months Ended September 30, 2009

(Amounts in millions)

	Three Months Ended		Nine Months Ended
	September 30, 2009		September 30, 2009
	Amount	% of Total	Amount	% of Total
GAAP Net Revenues by Segment/Platform Mix
Activision and Blizzard:
MMORPG	$301	43%	$939	35%
PC and other	32	5	119	4
Sony PlayStation 3	73	10	356	13
Sony PlayStation 2	37	5	121	4
Microsoft Xbox 360	104	15	533	20
Nintendo Wii	72	10	324	12
Total console	286	40	1,334	49
Sony PlayStation Portable	9	1	32	1
Nintendo Dual Screen	21	3	95	4
Total handheld	30	4	127	5
Total Activision and Blizzard	649	92	2,519	93

Distribution:
Total Distribution	54	8	202	7
Total net revenues core operations	703	100	2,721	100

Other	—	—	1	—
Total consolidated GAAP net revenues	$703	100%	$2,722	100%

Changes in Deferred Net Revenues (1)
Activision and Blizzard:
MMORPG	$(39)		$(114)
PC and other	11		(18)
Sony PlayStation 3	32		(86)
Sony PlayStation 2	2		2
Microsoft Xbox 360	38		(145)
Nintendo Wii	8		(80)
Total console	80		(309)
Total changes in deferred net revenues	52		(441)

Other (1)	$—		$(1)

Non-GAAP Net Revenues by Segment/Platform Mix
Activision and Blizzard:
MMORPG	$262	35%	$825	36%
PC and other	43	6	101	4
Sony PlayStation 3	105	14	270	12
Sony PlayStation 2	39	5	123	5
Microsoft Xbox 360	142	19	388	17
Nintendo Wii	80	10	244	11
Total console	366	48	1,025	45
Sony PlayStation Portable	9	1	32	2
Nintendo Dual Screen	21	3	95	4
Total handheld	30	4	127	6
Total Activision and Blizzard	701	93	2,078	91

Total Distribution	54	7	202	9
Total non-GAAP net revenues	$755	100%	$2,280	100%

(1)	We provide net revenues including (in accordance with GAAP) and excluding (non-GAAP) the impact of change in deferred net revenues and other.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION

For the Three Months and Nine Months Ended September 30, 2009

(Amounts in millions)

	Three Months Ended		Nine Months Ended
	September 30, 2009		September 30, 2009
	Amount	% of Total	Amount	% of Total
GAAP Net Revenues by Geographic Region
North America	$378	54%	$1,458	54%
Europe	287	41	1,088	40
Asia Pacific	38	5	175	6
Total net revenues core operations	703	100	2,721	100

Other	—	—	1	—
Total consolidated GAAP net revenues	$703	100%	$2,722	100%

Changes in Deferred Net Revenues (1)
North America	$26		$(287)
Europe	22		(147)
Asia Pacific	4		(7)
Total changes in net revenues	52		(441)

Other (1)	$—		$(1)

Non-GAAP Net Revenues by Geographic Region
North America	$404	54%	$1,171	52%
Europe	309	41	941	41
Asia Pacific	42	5	168	7
Total non-GAAP net revenues	$755	100%	$2,280	100%

(1)	We provide net revenues including (in accordance with GAAP) and excluding (non-GAAP) the impact of change in deferred net revenues and other.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

For the Three Months Ended September 30, 2009 and 2008

GAAP to Non-GAAP Reconciliations

Segment Information - Comparable Basis Net Revenues (amounts in millions)

					Segments /
Three months ended September 30, 2009	Activision (i)	Blizzard (ii)	Distribution (iii)	Core (iv)	Consolidated Total

Segment net revenues	$415	$286	$54	$755	$755

Reconciliation to GAAP consolidated net revenues
- Net effect from deferral of net revenues					(52)

Consolidated net revenues (GAAP)					$703

Non-GAAP Comparable Basis Segment Net Revenues	$415	$286	$54	$755

					Segments /
Three months ended September 30, 2008	Activision (i)	Blizzard (ii)	Distribution (iii)	Core (iv)	Consolidated Total

Segment net revenues (VG July 1-Sept 30, Activision July 10-Sept 30)	$364	$297	$56	$717	$717

Reconciliation to GAAP consolidated net revenues
- Net effect from deferral of net revenues					(12)
- Other (v)					6
Consolidated net revenues (GAAP)					$711

Comparable Presentation Adjustment:
Including Activision, Inc. prior period from July 1 to July 9, 2008
Segment net revenues	35	—	18	53

Non-GAAP Comparable Basis Segment Net Revenues	$399	$297	$74	$770
- Change in Comparable Basis — Three Months Ended September 30, 2009 vs. 2008				-2%

(i) Activision Publishing (“Activision”) —  publishes interactive entertainment software and peripherals, which includes the Activision business conducted by Activision, Inc. prior to the business combination and certain studios, assets, and titles previously included in Vivendi Games’ “Sierra Entertainment” operating segment prior to the business combination.

(ii) Blizzard —  Blizzard Entertainment, Inc. and its subsidiaries (“Blizzard”) publishes  traditional games and online subscription-based games in the MMORPG category.

(iii) Activision Blizzard Distribution (“Distribution”) — distribution of interactive entertainment software and hardware products.

(iv) Activision, Blizzard and Distribution are referred to collectively as Activision Blizzard Inc.’s core operations (“Core”).

(v) Other represents Non-Core activities, which are handled by certain functional departments of our Activision segment and are insignificant to Activision Blizzard’s financial condition and results of operations. Prior to July 1, 2009, we operated a fourth operating segment, Non-Core, which represented legacy Vivendi Games’ divisions or business units that the Company had exited, divested, or wound down as part of our restructuring and integration efforts as a result of the Business Combination. As of July 1, 2009, in light of the decreasing significance of Non-Core activities, we ceased the management of Non-Core as a separate operating segment and consequently we are no longer providing separate operating segment disclosure with respect to Non-Core and have reclassified our prior period’s segment presentation so that it conforms to the current period’s presentation.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

For the Nine Months Ended September 30, 2009 and 2008

GAAP to Non-GAAP Reconciliations

Segment Information - Comparable Basis Net Revenues (amounts in millions)

					Segments /
Nine months ended September 30, 2009	Activision (i)	Blizzard (ii)	Distribution (iii)	Core (iv)	Consolidated Total

Segment net revenues	$1,211	$867	$202	$2,280	$2,280

Reconciliation to GAAP consolidated net revenues
- Net effect from deferral of net revenues					441
- Other (v)					1
Consolidated net revenues (GAAP)					$2,722

Non-GAAP Comparable Basis Segment Net Revenues	$1,211	$867	$202	$2,280

					Segments /
Nine months ended September 30, 2008	Activision (i)	Blizzard (ii)	Distribution (iii)	Core (iv)	Consolidated Total

Segment net revenues (VG Jan 1-Sept 30, Activision July 10-Sept 30)	$457	$866	$56	$1,379	$1,379

Reconciliation to GAAP consolidated net revenues
- Net effect from deferral of net revenues					(8)
- Other (v)					16
Consolidated net revenues (GAAP)					$1,387

Comparable Presentation Adjustments:
Including Activision, Inc. prior period from July 1 to July 9, 2008
Segment net revenues	35	—	18	53

Including Activision, Inc. prior periods for the six months ended June 30, 2008
Segment net revenues	1,092	—	165	1,257

Non-GAAP Comparable Basis Segment Net Revenues	$1,584	$866	$239	$2,689
- Change in Comparable Basis — Nine Months Ended September 30, 2009 vs. 2008				-15%

(i) Activision Publishing (“Activision”) —  publishes interactive entertainment software and peripherals, which includes the Activision business conducted by Activision, Inc. prior to the business combination and certain studios, assets, and titles previously included in Vivendi Games’ “Sierra Entertainment” operating segment prior to the business combination.

(ii) Blizzard —  Blizzard Entertainment, Inc. and its subsidiaries (“Blizzard”) publishes  traditional games and online subscription-based games in the MMORPG category.

(iii) Activision Blizzard Distribution (“Distribution”) — distribution of interactive entertainment software and hardware products.

(iv) Activision, Blizzard and Distribution are referred to collectively as Activision Blizzard Inc.’s core operations (“Core”).

(v) Other represents Non-Core activities, which are handled by certain functional departments of our Activision segment and are insignificant to Activision Blizzard’s financial condition and results of operations. Prior to July 1, 2009, we operated a fourth operating segment, Non-Core, which represented legacy Vivendi Games’ divisions or business units that the Company had exited, divested, or wound down as part of our restructuring and integration efforts as a result of the Business Combination. As of July 1, 2009, in light of the decreasing significance of Non-Core activities, we ceased the management of Non-Core as a separate operating segment and consequently we are no longer providing separate operating segment disclosure with respect to Non-Core and have reclassified our prior period’s segment presentation so that it conforms to the current period’s presentation.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

For the Three Months Ended September 30, 2009 and 2008

GAAP to Non-GAAP Reconciliations

Segment Information - Comparable Basis Segment Operating Income (Loss) (amounts in millions)

					Segments /
Three months ended September 30, 2009	Activision (i)	Blizzard (ii)	Distribution (iii)	Core (iv)	Consolidated Total

Segment operating income (loss)	$(43)	$116	$2	$75	$75
Reconciliation to GAAP consolidated operating income (loss)
- Net effect from deferral of net revenues and related cost of sales					9
- Stock-based compensation expense					(36)
- Restructuring expense					1
- Amortization of intangible assets and purchase price accounting related adjustments					(33)
- Integration and transaction costs					(7)
Consolidated operating income (loss) (GAAP)					$9

Non-GAAP Comparable Basis Segment Operating Income (Loss)	$(43)	$116	$2	$75

					Segments /
Three months ended September 30, 2008	Activision (i)	Blizzard (ii)	Distribution (iii)	Core (iv)	Consolidated Total

Segment operating income (loss) (VG July 1-Sept 30, Activision July 10-Sept 30)	$(26)	$146	$2	$122	$122

Reconciliation to GAAP consolidated operating income (loss)
- Net effect from deferral of net revenues and related cost of sales					(12)
- Stock-based compensation expense					(26)
- Restructuring expenses					(61)
- Amortization of intangible assets and purchase price accounting related adjustments					(90)
- Integration and transaction costs					(17)
- Other (v)					(110)
Consolidated operating income (loss) (GAAP)					$(194)

Comparable Presentation Adjustment:
Including Activision, Inc. prior period from July 1 to July 9, 2008
Segment operating income (loss)	(10)	—	1	(9)	$(9)
Reconciliation to consolidated operating income (loss)
- Stock-based compensation expense					(3)
- Integration and transaction costs					(38)
Consolidated operating income (loss)					$(50)

Non-GAAP Comparable Basis Segment Operating Income (Loss)	$(36)	$146	$3	$113
- Change in Comparable Basis — Three Months Ended September 30, 2009 vs. 2008				-34%

(i) Activision Publishing (“Activision”) —  publishes interactive entertainment software and peripherals, which includes the Activision business conducted by Activision, Inc. prior to the business combination and certain studios, assets, and titles previously included in Vivendi Games’ “Sierra Entertainment” operating segment prior to the business combination.

(ii) Blizzard —  Blizzard Entertainment, Inc. and its subsidiaries (“Blizzard”) publishes  traditional games and online subscription-based games in the MMORPG category.

(iii) Activision Blizzard Distribution (“Distribution”) — distribution of interactive entertainment software and hardware products.

(iv) Activision, Blizzard and Distribution are referred to collectively as Activision Blizzard Inc.’s core operations (“Core”).

(v) Other represents Non-Core activities, which are handled by certain functional departments of our Activision segment and are insignificant to Activision Blizzard’s financial condition and results of operations. Prior to July 1, 2009, we operated a fourth operating segment, Non-Core, which represented legacy Vivendi Games’ divisions or business units that the Company had exited, divested, or wound down as part of our restructuring and integration efforts as a result of the Business Combination. As of July 1, 2009, in light of the decreasing significance of Non-Core activities, we ceased the management of Non-Core as a separate operating segment and consequently we are no longer providing separate operating segment disclosure with respect to Non-Core and have reclassified our prior period’s segment presentation so that it conforms to the current period’s presentation.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

For the Nine Months Ended September 30, 2009 and 2008

GAAP to Non-GAAP Reconciliations

Segment Information - Comparable Basis Segment Operating Income (Loss) (amounts in millions)

					Segments /
Nine months ended September 30, 2009	Activision (i)	Blizzard (ii)	Distribution (iii)	Core (iv)	Consolidated Total

Segment operating income (loss)	$(49)	$393	$6	$350	$350

Reconciliation to GAAP consolidated operating income (loss)
- Net effect from deferral of net revenues and related cost of sales					341
- Stock-based compensation expense					(107)
- Restructuring expenses					(29)
- Amortization of intangible assets and purchase price accounting related adjustments					(117)
- Integration and transaction costs					(24)
- Other (v)					(8)

Consolidated operating income (loss) (GAAP)					$406

Non-GAAP Comparable Basis Segment Operating Income (Loss)	$(49)	$393	$6	$350

					Segments /
Nine months ended September 30, 2008	Activision (i)	Blizzard (ii)	Distribution (iii)	Core (iv)	Consolidated Total

Segment operating income (loss) (VG Jan. 1-Sept 30, Activision July 10-Sept 30)	$(61)	$447	$3	$389	$389

Reconciliation to GAAP consolidated operating income (loss)
- Net effect from deferral of net revenues and related cost of sales					(7)
- Stock-based compensation expense					(47)
- Restructuring expenses					(61)
- Amortization of intangible assets and purchase price accounting related adjustments					(92)
- Integration and transaction costs					(17)
- Other (v)					(251)
Consolidated operating income (loss) (GAAP)					$(86)

Comparable Presentation Adjustments:
Including Activision, Inc. prior period from July 1 to July 9, 2008
Segment operating income (loss)	(10)	—	1	(9)	$(9)
Reconciliation to consolidated operating income (loss)
- Stock-based compensation expense					(3)
- Integration and transaction costs					(38)
Consolidated operating income (loss)					$(50)

Including Activision, Inc. prior periods for the six months ended June 30, 2008
Segment operating income (loss)	172	—	4	176	$176
Reconciliation to consolidated operating income (loss)
- Stock-based compensation expense					(29)
- Integration and transaction costs					(12)
Consolidated operating income (loss)					$135

Non-GAAP Comparable Basis Segment Operating Income (Loss)	$101	$447	$8	$556
- Change in Comparable Basis — Nine Months Ended September 30, 2009 vs. 2008				-37%

(i) Activision Publishing (“Activision”) —  publishes interactive entertainment software and peripherals, which includes the Activision business conducted by Activision, Inc. prior to the business combination and certain studios, assets, and titles previously included in Vivendi Games’ “Sierra Entertainment” operating segment prior to the business combination.

(ii) Blizzard —  Blizzard Entertainment, Inc. and its subsidiaries (“Blizzard”) publishes  traditional games and online subscription-based games in the MMORPG category.

(iii) Activision Blizzard Distribution (“Distribution”) — distribution of interactive entertainment software and hardware products.

(iv) Activision, Blizzard and Distribution are referred to collectively as Activision Blizzard Inc.’s core operations (“Core”).

(v) Other represents Non-Core activities, which are handled by certain functional departments of our Activision segment and are insignificant to Activision Blizzard’s financial condition and results of operations. Prior to July 1, 2009, we operated a fourth operating segment, Non-Core, which represented legacy Vivendi Games’ divisions or business units that the Company had exited, divested, or wound down as part of our restructuring and integration efforts as a result of the Business Combination. As of July 1, 2009, in light of the decreasing significance of Non-Core activities, we ceased the management of Non-Core as a separate operating segment and consequently we are no longer providing separate operating segment disclosure with respect to Non-Core and have reclassified our prior period’s segment presentation so that it conforms to the current period’s presentation.

Activision Blizzard Outlook

For the Three Months and Year Ending December 31, 2009

GAAP to Non-GAAP Reconciliation

(Amounts in millions, except per share data)

	Outlook for	Outlook for
	Three Months Ending	Year Ending
	December 31, 2009	December 31, 2009

Net Revenues (GAAP)	$1,328	$4,050

Excluding the impacts of:
Change in deferred net revenues	890	450	(a)

Non-GAAP Net Revenues	$2,218	$4,500

Earnings (Loss) Per Diluted Share (GAAP)	$(0.04)	$0.26

Excluding the impacts of:
Change in deferred net revenues and related cost of sales	0.37	0.15	(b)
Equity based compensation (including purchase price accounting related adjustments)	0.03	0.08	(c)
Results of products and operations that the company has exited or wound down	—	0.01	(d)
One time costs related to the Business Combination, integration and restructuring	—	0.02	(e)
Amortization of intangible assets and purchase price accounting related adjustments	0.07	0.11	(f)

Non-GAAP Earnings Per Diluted Share	$0.43	$0.63

(a)	Reflects the net change in deferred net revenues.
(b)	Reflects the net change in deferred net revenues and related cost of sales.
(c)

Reflects equity based compensation costs, including the increase in fair value associated with the historical Activision stock awards as part of the purchase price accounting adjustments. Also includes the costs of the Blizzard Entertainment equity plan and Vivendi awards to historical Vivendi Games employees.

(d)	Reflects the results of products and operations from the historical Vivendi Games businesses that the company has exited or wound down and exit costs from the cancellation of projects.
(e)

Reflects one-time costs related to the business combination with Vivendi Games (including transaction costs, integration costs and restructuring activities). Restructuring activities includes severance costs and facility exit costs.

(f)	Reflects amortization of intangible assets, and the change in the fair value of assets and liabilities from purchase price accounting related adjustments.

The per share adjustments are presented as calculated, and the GAAP and non-GAAP earnings (loss) per share information is also presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.